Exhibit 21

Subsidiaries of the Registrant

Name	Jurisdiction of Incorporation
EIR Medical, Inc.	Massachusetts
MediMexico S. de R.L. de C.V.	Mexico
Medisystems Corporation	Washington
Medisystems Europe S.p.A	Italy
Medisystems Services, Inc.	Nevada
NKC Boca Raton, LLC	Delaware
NxStage Boston North, LLC	Delaware
NxStage Boston South, LLC	Delaware
NxStage Cincinnati, LLC	Delaware
NxStage Cleveland, LLC	Delaware
NxStage Columbus, LLC	Delaware
NxStage GmbH & Co. KG	Germany
NxStage Greenbelt, LLC	Delaware
NxStage Jacksonville, LLC	Delaware
NxStage Kidney Care, Inc.	Delaware
NxStage Medical Canada, Inc.	British Columbia
NxStage Medical UK, LTD	United Kingdom
NxStage Oak Brook, LLC	Delaware
NxStage Orlando North, LLC	Delaware
NxStage Orlando South, LLC	Delaware
NxStage Pittsburgh East, LLC	Delaware
NxStage St. Louis, LLC	Delaware
NxStage Tech GmbH	Germany
NxStage Verwaltungs—GmbH	Germany

*	Pursuant to Item 601(b)(21)(ii) of Regulation S-K, the names of other subsidiaries of NxStage Medical, Inc. are omitted because, considered in the aggregate, they would not constitute a significant subsidiary as of the end of the year covered by this report.